Form 8-K/A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)

                       July 31, 1995 (January 24, 1995)


                               C-TEC CORPORATION

            (Exact name of registrant as specified in its charter)

          Pennsylvania               0-11053               23-2093008
  (State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)            File Number)        Identification No.)


                 105 Carnegie Center, Princeton, NJ 08540-6215
              (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:
                                (609) 734-3700



        (Former name or former address, if changed since last report).


Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         C-TEC International, Inc., a wholly owned subsidiary of C-TEC Properties, Inc, which in turn is a wholly owned subsidiary of C-TEC Corporation, (collectively "C-TEC") purchased on January 24, 1995 a 40 percent equity position in Megacable, Mexico's second largest cable television operator, for approximately $84 million in cash, subject to adjustments. Under the agreement C-TEC's investment in Megacable is in exchange for newly-issued capital stock. The funds will be used by Megacable to pay off existing debt, for capital expenditures, and to create a substantial cash reserve for further Megacable acquisitions and telecommunications ventures in Mexico. In addition, C-TEC representatives will hold six new seats on Megacable's Board of Directors. C-TEC's representatives will constitute six of fifteen members of the Board.
C-TEC will have an active role in setting the strategic direction of the company. Such role includes assisting in:

    (1) advising the senior management of the Megacable or the Board of Directors, as the case may be, on key strategic decisions and policies with respect to marketing, programming, technology and finance;

    (2) approving the Chief Executive Officer's selection of those members of the Megacable's senior management who report directly to the Chief Executive Officer;

    (3) approving and overseeing the implementation of the annual business plan, annual budget and significant capital expenditures;

    (4) advising the Board of Directors with respect to the business and financial prospects of Megacable; and

    (5) devising and implementing appropriate accounting procedures, internal controls and procedures designed to bring to the attention of the Management Committee material events relating to the business of Megacable and its Subsidiaries.

Megacable is privately held.

         The investment amount in the transaction has taken into account the impact of the peso devaluation over the past 60 days and its expected impact on the telecommunications business in Mexico.

         Megacable, with headquarters in Los Mochis, currently serves over 174,00 subscribers in twelve cities including Hermosillo, Navajoa, Diudad Obregon, Culiacan, Mazatlan, and Pacific coast. In addition, Megacable owns the Guadalajara franchise, Mexico's second largest city, which is only about half cabled so far. Additionally, Megacable was recently awarded a new franchise in Tepic and several smaller towns, adding 60,000 more potential customers to its overall base of over 900,000 franchise homes.

         The acquisition will be funded through C-TEC's working capital.

         The required financial statements of Megacable and pro forma financial information will be filed within sixty days after the required filing date of this Form 8-K.

Item 7.  Exhibits
         --------

         (c)   Exhibits

         10.1 Subscription Agreement among Megacable, S.A. DE CV and C-TEC International, Inc. (previously filed)

         99 Press release of C-TEC Corporation dated as of January 25, 1995 announcing the purchase of a forty percent equity position in Megacable. (previously filed)


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto dully authorized.

                                  C-TEC Corporation


                                  By:   /s/ Bruce Godfrey
                                     --------------------
                                     Name:  Bruce Godfrey
                                    Title:  Executive Vice President
                                            and Chief Financial Officer


Date:  July 31, 1995